EXHIBIT 99.2

SYSCO Corporation Completes Acquisition of FreshPoint Holdings, Inc

HOUSTON, March 17 /PRNewswire/ -- SYSCO Corporation (NYSE: SYY), the leading foodservice marketing and distribution organization in North America, announced today that the acquisition of FreshPoint Holdings, Inc. has been completed.

Commenting on the agreement, Charles H. Cotros, SYSCO's president and chief executive officer, said, "The produce industry has expanded rapidly over the last five years, and is expected to continue growing this decade at an annual rate of four to five percent. The addition of FreshPoint, one of America's premier produce distributors, is in line with our product penetration initiatives."

"FreshPoint's product expertise, strategic locations and specialized delivery capabilities will allow us to pursue our objective of being the leading national produce supplier," added Thomas E. Lankford, SYSCO's executive vice president, merchandising services and multi-unit sales. "By combining their purchasing power with ours, we will be able to offer customers a breadth of specialty products that previously was unavailable through our broadline distribution companies, which will allow them to enhance their menus with an even greater assortment of consistent quality fresh produce from sources throughout the world."

As previously announced, Mr. Lankford will assume the role of executive vice president, foodservice operations and FreshPoint, Inc. effective July 2. In his new position he will be responsible for overseeing SYSCO's traditional operating company functions nationwide, as well as the FreshPoint specialty produce operation. Mitt Parker, FreshPoint's president and chief executive officer, who will become a senior vice president of SYSCO, will be reporting to Mr. Lankford. The five current senior vice presidents of operations, each of whom has responsibility for 10 to 12 traditional operating companies, also will be reporting to him.

"We're very excited to become a part of the nation's leading foodservice distribution company," Mr. Parker said. "Together, SYSCO and FreshPoint can enhance the national scope of products and services currently provided to customers. For example, we will be able to provide customers with a full range of tomato products such as vine-ripened and hot-house tomatoes on a year-round basis, and fresh fruits and vegetables in packaging sized to their own specifications."

FreshPoint Holdings, Inc., headquartered in Dallas, Texas, is one of the largest foodservice and wholesale produce distribution companies in North America. The company has a network of 28 facilities located in California, Colorado, Florida, Georgia, Nevada, Texas and Washington, D.C., as well as the Canadian provinces of British Columbia and Alberta. Its annualized sales of approximately $750 million approaches the $1 billion in produce sales that SYSCO generated in fiscal 1999.

SYSCO, listed on the New York Stock Exchange, is the largest foodservice marketing and distribution organization in North America. Generating annualized sales in excess of $18.5 billion based on the results of the first half of fiscal 2000, SYSCO provides its products and services to about 325,000 customers. The SYSCO distribution network currently extends throughout the entire contiguous United States and Alaska as well as portions of Canada.

Safe Harbor  Statement  under the Private  Securities  Litigation  Reform Act of
1995:

Certain statements made herein are forward-looking statements under the Private Securities Litigation Reform Act of 1995. They include statements regarding annualized sales, growth of the produce industry, growth of the foodservice distribution industry and the ability of SYSCO to realize expected synergies following the acquisition. These statements involve risks and uncertainties and are based on current expectations and management's estimates; actual results may differ materially. Those risks and uncertainties that could impact these statements include the risk and uncertainty relating to sensitivity to conditions in the economy, the foodservice distribution industry's relatively low profit margins, SYSCO's leverage and debt risks, the risk of interruption of supplies due to lack of long-term contracts, work stoppages or otherwise, the successful integration of acquisitions, and other risk factors detailed in SYSCO's Form 10-K for the fiscal year ended July 3, 1999 filed with the Securities and Exchange Commission.

SOURCE SYSCO Corporation

CONTACT: Toni R. Spigelmyer, Assistant Vice President, Investor and Media Relations of SYSCO Corporation, 281-584-1458/